UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2024

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On February 29, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Skye Bioscience, Inc. (the "Company"), the Board approved an increase in its authorized size from seven to eight members and appointed Annalisa Jenkins, M.B.B.S., F.R.C.P. to fill the vacancy created by such increase. Dr. Jenkins will serve as a director until her successor is duly elected or appointed and qualified or until her earlier retirement, disqualification resignation, removal or death. Dr. Jenkins was also appointed to the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board.

Dr. Jenkins (i) will receive an annual cash retainer of $40,000 for service on the Board and an additional annual retainer of $2,500 for service as a member of the Nominating and Corporate Governance Committee of the Board and $3,500 for service as a member of the Compensation Committee of the Board, and (ii) was granted on the date of her appointment an option to purchase 40,000 shares of the Company’s common stock, which vests over one year in equal monthly installments. Dr. Jenkins has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K, filed with the SEC on March 31, 2023, and incorporated herein by reference.

There are no arrangements or understandings between Dr. Jenkins and any other person pursuant to which she was appointed as a director of the Company. Dr. Jenkins is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Resignation

On February 29, 2024, Margaret Dalesandro, Ph.D. informed the Board of her intent to resign as a member of the Board, effective August 1, 2024. Dr. Dalesandro will also resign as a member of the Nominating and Corporate Governance Committee of the Board, the Audit Committee of the Board and the Compensation Committee of the Board, effective August 1, 2024. Dr. Dalesandro’s decision to resign from the Board is not as a result of any disagreement with the Company concerning any matter relating to its operations, policies or practices.

Item 8.01 Other Events.

On March 4, 2024, the Company issued a press release announcing the election of Dr. Jenkins as a director. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: March 4, 2024	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer